UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2006

                                        GENEREX BIOTECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25169	98-0178636
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)		Number)

33 Harbour Square, Suite 202, Toronto, Ontario Canada		M5J 2G2
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

                                                                                N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 20, 2006, Generex Biotechnology Corporation (the “Company”) entered into an agreement with Cardinal Health PTS, LLC (“Cardinal Health”), a subsidiary of Cardinal Health, Inc., pursuant to which Cardinal Health will manufacture clinical trial batches of the Company’s proprietary oral insulin spray product, Generex Oral-lyn™. Under the terms of the agreement, Cardinal Health will formulate and fill clinical trial batches of canisters at its manufacturing and analytical services facility in Research Triangle Park, North Carolina. Cardinal Health will schedule production after certain conditions are satisfied, including the execution of a Quality Agreement between the parties and receipt of a purchase order from the Company. The parties’ performance under the agreement will be subject to a Clinical Supply Agreement, which the parties expect to enter at a later date.

Either party may terminate the agreement, or any portion thereof, at any time by providing the other party with 45 days’ written notice. In the event that the Company terminates the agreement, Cardinal Health will attempt to minimize or avoid further expenses by scaling down its ongoing work. In the event of termination, the Company will be responsible for paying the costs incurred by Cardinal Health for all work performed prior to termination, any samples/materials/equipment/supplies purchased specifically for this project and efforts to scale-down work following termination, as well as certain cancellation fees.

Cardinal Health’s total liability under the agreement is capped at an amount equal to the total fees paid by the Company under the agreement, and neither party will be liable to the other for indirect, incidental, special or consequential damages arising out of its performance under the agreement. The Company is obligated to indemnify Cardinal Health for any third-party claims arising directly or indirectly from: (i) the manufacture, marketing, distribution or sale, or use of or exposure to, Generex Oral-lyn™ and materials supplied by the Company: (ii) the Company’s negligence or willful misconduct; (iii) the Company’s breach of the agreement; or (iv) the use of any intellectual property provided by the Company to Cardinal Health.

Prior to entering into the agreement, no material relationship existed between the Company and its affiliates and Cardinal Health.

The Company intends to file the agreement, subject to a request for confidential treatment for certain of its terms, as an exhibit to its Report on Form 10-K for the year ended July 31, 2006.

Forward-Looking Statements

This Report contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to the safe harbors created thereby. These statements can be identified by introductory words such as "expects," "intends," "will," “may,” "estimates" or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing potential product applications, potential collaborations, product development activities, clinical studies, regulatory submissions and approvals, and similar operating matters. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. Known risks and uncertainties include those identified from time to time in the reports filed by the Company with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. The Company cannot be sure when or if it will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials. Because of this, statements regarding the expected timing of clinical trials cannot be regarded as actual predictions of when the Company will obtain regulatory approval for any “phase” of clinical trials.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION

Date: June 22, 2006	By:	/s/ Rose C. Perri
Chief Operating Officer and
Chief Financial Officer (principal financial officer)